SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
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   [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           UNION BANKSHARES, INC.
  -------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  -------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
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   [ ]   Fee paid previously with preliminary materials.
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was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

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


                           UNION BANKSHARES, INC.
                               20 Main Street
                                 PO Box 667
                            Morrisville, VT 05661
                                802-888-6600



                                                             April 18, 2003

Dear Shareholder,

The 112th Annual Meeting of the Shareholders of Union Bankshares, Inc. will be held May 21st at 3:00 p.m. at the offices of Union Bank, located at 20 Main Street, Morrisville, Vermont. You are cordially invited to attend.

Enclosed with this mailing is a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares.

Also enclosed is a copy of the Annual Report of Union Bankshares, Inc. and its wholly-owned subsidiaries, Union Bank and Citizens Savings Bank and Trust Company, for the year ended December 31, 2002. The report includes a letter to shareholders, audited consolidated financial statements, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company.

Your attendance and vote at the Annual Meeting are important. We hope you will join us immediately following the meeting for light refreshments and an informal gathering of shareholders, directors and bank officers.

Sincerely,

/s/ Kenneth D. Gibbons

Kenneth D. Gibbons
President and CEO

                           UNION BANKSHARES, INC.



                                  NOTICE OF
                     2003 ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, MAY 21, 2003

To the Shareholders of
Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held at 3:00 p.m., local time, on Wednesday, May 21, 2003, at the banking offices of Union Bank, 20 Main Street, Morrisville, Vermont, for the following purposes:

      1. To fix the number of directors at nine for the ensuing year and to elect nine directors (or such lesser number as circumstances may warrant), all of whom will serve for one-year terms and until their successors are elected and qualified; and

      2. To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                       By Order of the Board of Directors,

                                       /s/ Robert P. Rollins

                                       Robert P. Rollins
                                       Secretary

Morrisville, Vermont
April 18, 2003

                           YOUR VOTE IS IMPORTANT
PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                           UNION BANKSHARES, INC.
                               20 Main Street
                            Morrisville, VT 05661

                               PROXY STATEMENT

                       Annual Meeting of Shareholders

                                May 21, 2003

This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors of Union Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 21, 2003, at 3:00 p.m., local time, at the banking offices of the Company's wholly-owned subsidiary, Union Bank, 20 Main Street, Morrisville, Vermont, and at any adjournment thereof. This proxy statement and form of proxy were first sent to shareholders on or about April 18, 2003. A copy of the Company's Annual Report to Shareholders containing its audited consolidated financial statements for 2002 accompanies this proxy statement.

All expenses of this solicitation will be paid by the Company. This solicitation of proxies by mail may be followed by solicitation either in person, or by letter or telephone, by officers or employees of the Company or its wholly-owned banking subsidiaries, Union Bank and Citizens Savings Bank and Trust Company ("Citizens"). The Company will request brokers, banks and other similar agents or fiduciaries to forward proxy materials to beneficial owners of stock and, if requested, will reimburse them for their costs.

Proxy forms duly executed and returned by a shareholder will be voted as directed on the form. If a duly executed proxy is returned but no choice is specified, the proxy will be voted FOR setting the number of directors for the ensuing year at nine (or such lesser number as circumstances may warrant) and election of the nominees named on the proxy card. If other matters are voted upon, the persons named in the proxy form will vote in accordance with the recommendations of the Company's management pursuant to the discretionary authority conferred in the proxy. Any proxy may be revoked by written notice to the Secretary of the Company at any time before it is voted.

In order to constitute a quorum, shares of common stock representing a majority of the total voting power of such shares must be present in person or represented by proxy at the annual meeting. In accordance with Vermont law, the Company intends to count as present for purposes of determining the presence or absence of a quorum, shares present in person but not voting and shares for which it has received proxies but with respect to which the holders have withheld voting authority or abstained from voting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted on matters where discretionary voting by the broker is not allowed under applicable securities industry rules ("broker non-votes").

Directors will be elected by a plurality of the votes cast. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Approval of any other matter would require that more votes are cast in favor, than are cast against the matter. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, would have no effect on the vote results on any such other matter.

The Board of Directors has fixed the close of business on April 1, 2003 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting. On that date the Company had 3,030,557 shares of common stock, $2 par value per share, outstanding. Each outstanding share of common stock is entitled to one vote on all matters considered for action by the shareholders. The Company has no other authorized class of stock.

                         SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 14, 2003 by:

      *    each incumbent director and nominee for director of the Company;
      * each executive officer of the Company named in the summary compensation table included elsewhere in this proxy statement;
      * all of the Company's directors and executive officers as a group; and
      * each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.


                                          Shares
                                       Beneficially     Percent
Shareholder or Group                       Owned       of Class
---------------------------------------------------------------

Directors:
Cynthia D. Borck                         3,220 (1)        .106
William T. Costa, Jr.                   17,296 (2)        .571
Kenneth D. Gibbons                      36,030 (3)       1.189
Franklin G. Hovey, II                  286,869 (4)       9.466
Richard C. Marron                        1,810 (5)        .060
Robert P. Rollins                        3,422            .113
Richard C. Sargent                     397,629 (6)      13.121
W. Arlen Smith                         135,332 (7)       4.466
John H. Steel                            2,500            .082

All Directors and Executive
 Officers as a Group (10):             884,358          29.181

Other 5% or more Shareholders:
Genevieve L. Hovey                     513,440 (8)      16.942
Walter M. Sargent Revocable Trust      254,224           8.389




<F1>  Ms. Borck has shared voting and investment power over 2,020 of the shares listed. Includes 1,200 shares Ms. Borck has the right to acquire under presently exercisable incentive stock options.
<F2>  Mr. Costa has shared voting and investment power over all shares listed.
<F3>  Mr. Gibbons has shared voting and investment power over 23,050 of the shares listed. Includes 6,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options.
<F4>  Mr. Hovey's total includes 281,939 shares disclosed elsewhere in this table as beneficially owned by his mother, Genevieve L. Hovey.
<F5>  Mr. Marron has shared voting and investment power over all but 10 of the shares listed.
<F6>  Mr. Richard Sargent has shared voting power over 397,619 of the shares listed. The total includes 108,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the trust and disclaims beneficial ownership of all 108,000 shares held by the trust. The total also includes 254,224 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he became a co-trustee upon the death of the settlor, Walter M. Sargent, on November 22, 2000.
<F7>  Mr. Smith has shared voting and investment power over 23,030 of the shares listed.
<F8>  Mrs. Hovey's total includes 231,501 shares held by the Franklin D.
      Hovey Trust, of which she is the co-trustee and beneficiary, and 281,939 shares held by the Genevieve L. Hovey Trust, of which she is the settlor and trustee.

                            --------------------

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file with the Securities and Exchange Commission reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2002 all
Section 16(a) filing requirements applicable to its officers and directors were complied with.

                       PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Incorporation and By-laws provide for a Board of at least three directors with the exact number to be fixed by the shareholders at each annual meeting. During 2002 the Board consisted of ten individuals, but as a result of the resignation of Jerry
S. Rowe in February, 2003, the Board of Directors now consists of nine individuals. This year the Board has recommended that the shareholders fix the number of directors for the ensuing year at nine, or such lesser number as circumstances require should any of the nominees be unable to serve. Each of the incumbent directors will stand for election to a one-year term.

Set forth below for each incumbent director are such individual's name, age, principal occupation during the last five years, all positions and offices presently held with the Company, and the year first elected to the Company's Board or (if earlier) that of its subsidiaries. None of the incumbent directors is related by blood, marriage or adoption (not more remote than first cousin) to any other director nor to any executive officer of the Company.


                                 Served as
                                  Director
Name and Age                       Since                     Principal Occupation
------------                     ---------                   --------------------

Cynthia D. Borck, 52 (1)(2)         1994      Vice President, Union Bankshares, Inc. and
                                              Executive Vice President, Union Bank
                                              Morrisville, VT

William T. Costa, Jr., 70 (2)       1972      President, Costa Realty, Inc.
                                              St. Johnsbury, VT
                                              (commercial properties)

Kenneth D. Gibbons, 56 (1)(2)       1989      President and Chief Executive Officer
                                              Union Bankshares, Inc. and Union Bank
                                              Morrisville, VT
                                              Interim President and Chief Executive Officer (3)
                                              Citizens Savings Bank and Trust Company
                                              St. Johnsbury, VT

Franklin G. Hovey, II, 53 (2)       1981      President, Hovey Enterprises, Inc.
                                              St. Johnsbury, VT
                                              (real estate)

Richard C. Marron, 65 (1)           1997      Owner, Town and Country Motor Lodge
                                              Stowe, VT

Robert P. Rollins, 64 (1)           1983      Insurance Agent
                                              Morrisville, VT

Richard C. Sargent, 64 (1)          1977      Attorney at Law
                                              Richard Sargent Law Office
                                              Morrisville, VT

W. Arlen Smith, 71 (1)              1969      Chairman of the Board
                                              Union Bankshares, Inc. and Union Bank
                                              Morrisville, VT

John H. Steel, 53 (1)               2002      Owner, President and Treasurer
                                              Steel Construction, Inc.
                                              Stowe, VT

--------------------
<F1>  Also a director of Union Bank.
<F2>  Also a director of Citizens.
<F3>  Effective February 15, 2003 with the resignation of Jerry S. Rowe, former President, Chief Executive Officer and Director of Citizens and former Director and Vice President of the Company.


<PAGE  4


Directors' Compensation

Directors of the Company (including directors who are employees of Union Bank or Citizens) receive an annual retainer of $6,184 for service on the Company's Board of Directors, but do not receive any per meeting fees. Each non-employee Director of the Company also receives fees for his service as a director of Union Bank or Citizens.

Non-employee directors of Union Bank receive an annual retainer of $4,772 and a per meeting fee of $472, but do not receive any additional fees for attendance at committee meetings. During 2002, Mr. Gibbons and Ms. Borck were not separately compensated for their service as directors of Union Bank.

Non-employee directors of Citizens receive a per meeting fee of $452 but do not receive an annual retainer or any additional fees for attendance at committee meetings. Mr. Rowe was not separately compensated for his services as a director of Citizens. Mr. Gibbons and Ms. Borck, who are employees of Union Bank but not Citizens, receive per meeting directors fees for their service on the Board of Citizens at the same rate paid to non-employee directors.

The independent directors who comprise the Compensation and Audit
Committees of the Company are paid annual retainers for their service on the respective committees. Committee members are paid $1,000 annually while the Chairs are paid $1,500 annually.

Certain Directors of the Company participate in the Union Bankshares, Inc. Deferred Compensation Plan, described below under the caption "EXECUTIVE COMPENSATION-Union Bankshares, Inc. Deferred Compensation Plan."

Meeting Attendance

The Company's Board of Directors held 7 regular meetings in 2002 and no special meetings. All incumbent directors attended at least 86% of the aggregate of all such meetings and meetings of Board committees of which they were members, except John Steel, who attended 67% of such meetings after his election in May 2002. All of the Company's directors also serve on the Board of Directors of one or both of the Company's subsidiary banks, which meet at least twice monthly, and on various committees of such Boards.

Committees and Corporate Governance

The Company's Board of Directors maintains two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee, which was formed in February, 2000, comprises directors Robert Rollins (Chair), Franklin Hovey and Richard Marron. The Board in its discretion has determined that all such members meet the standard of independence for audit committee members contained in the listing requirements of the American Stock Exchange (AMEX). The Audit Committee is responsible for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and their systems of internal controls. During 2002, the Company's Audit Committee met 5 times. A report of the Audit Committee is set forth elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT."

The Compensation Committee comprises directors Richard Sargent (Chair), William Costa and Robert Rollins. The Compensation Committee was formed in July, 2001 at the holding company level to evaluate on an integrated, company-wide basis salary levels for senior executives, stock option awards and compensation and benefit packages. Prior to July, 2001 these functions were performed by separate compensation committees of the Boards of Union Bank and Citizens. During 2002, the Compensation Committee met 5 times. A report of the Compensation Committee is set forth elsewhere in this proxy statement under the caption "COMPENSATION COMMITTEE REPORT."

The Board of Directors is in the process of reviewing its current committee structure and corporate governance policies and practices in light of the corporate governance requirements of the federal Sarbanes-Oxley Act of 2002 and the rules of the American Stock Exchange (AMEX). This process is ongoing, as the Securities and Exchange Commission and AMEX continue implementation of Sarbanes-Oxley through rulemaking initiatives. The Board will continue to monitor these developments and will adopt corporate governance structures, policies and practices as necessary or appropriate to comply with evolving legal standards.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank and/or Citizens in the ordinary course of business, or have loans outstanding from such banks, and it is anticipated that they will continue to do business with such banks in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by such banks with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Citizens leases its Green Mountain Mall branch facility from a real estate corporation of which director William T. Costa, Jr. is a principal. The lease provides for minimum annual rentals of $24,000 (with an automatic increase to $28,000 on July 1, 2002) and expires on June 30, 2005.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at nine and in favor of each of the nine nominees listed above to serve a one-year term expiring at the 2004 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.

Election of directors is by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                           AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Union Bankshares, Inc. operates under a written charter adopted by the Board in 2000. In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and their systems of internal controls.

The Audit Committee consists of Mr. Rollins (Chair), Mr. Marron and Mr. Hovey II. The Board of Directors has determined that all members of the Audit Committee are independent based on the American Stock Exchange (AMEX) listing standards.

The Committee is aware of the growing importance of their role in the oversight of the financial reporting obligations of the Company in this heightened regulatory environment. As such, the Committee has discussed the Sarbanes-Oxley Act as it relates to the Committee's increased responsibilities and has monitored management's compliance. During 2003, the Committee will review its charter and revise it as appropriate to respond to changes in applicable law, SEC regulations and AMEX rules.

Management is responsible for the Company's internal controls and the financial reporting process, including preparing the Company's financial statements. The independent auditors are responsible for auditing those financial statements in accordance with auditing standards generally accepted in the United States of America. The Committee's responsibility is to monitor and oversee these processes. In that regard, the Audit Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits and has met with the internal and independent auditors, with and without management present, to discuss the results of their respective examinations and evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

The Audit Committee has reviewed and discussed the Company's December 31, 2002 audited financial statements with management and with the Company's independent auditors. Specifically, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 "Communications with Audit Committees," as amended by SAS No. 90 (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence and their provision of nonaudit services to the Company. A description of the fees paid to the independent auditors for 2002 is included in the proxy statement under the caption "INDEPENDENT AUDITORS."

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The Committee also recommended to the Board and the Board has approved, the selection of Urbach Kahn & Werlin LLP as the Company's independent auditors for 2003.

Submitted by the Union Bankshares Audit Committee

     Robert P. Rollins (Chair)
     Franklin G. Hovey, II
     Richard C. Marron

                        COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") of the Board of Directors of Union Bankshares, Inc. (the "Company") was made up of three non-employee directors, William Costa, Robert Rollins, and Richard Sargent (Chair). During 2002, the Company did not have any salaried employees at the holding company level. Accordingly, compensation decisions were made by the Boards of Directors of the Company's subsidiaries, Union Bank and Citizens Savings Bank and Trust Company ("Citizens"), pursuant to recommendations made by the Committee.

During 2002, the Company's President and CEO and other executive officers of the Company received compensation in their capacity as officers of Union and Citizens. Company President and CEO Kenneth D. Gibbons and Company Vice President Cynthia D. Borck also serve as directors of the Company, Union Bank and Citizens. They did not participate in the discussion of their own compensation by the Committee or by the Boards of Union and Citizens, but did participate in the Citizens Board's discussion of the compensation of former Citizens President and CEO, Jerry S. Rowe. Mr. Rowe, who also served as a director of the Company and Citizens, did not participate in any discussions of the Committee or the Citizens' Board regarding his own compensation or that of Mr. Gibbons or Ms. Borck.

Salary and performance reviews for Union Bank's and Citizens' executive officers are normally done on an annual basis in January of each year. The Committee and subsidiary bank Boards of Directors attempt to structure compensation packages for the executive officers that will assist in attracting and retaining competent senior management and will provide appropriate rewards for both personal and bank performance. Short-term incentive programs and, at certain levels, stock-based, long-term compensation, are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value.

In determining appropriate executive salary and benefit compensation levels, the Committee and subsidiary bank Boards reviewed and compared the performance level of Union Bank and Citizens in their peer groups utilizing data available from the FDIC, Alex Sheshunoff and Company, Bank Analysis Center, Berry, Dunn, McNeil & Parker and other vendors. The Committee and Boards also considered salary surveys prepared by other companies which specialize in compiling compensation and benefit packages for banks. In particular the committee hired Gallagher, Flynn & Company, PLC to examine the Company's overall compensation structure and to make recommendations to the Committee. This report was completed during the course of the year and the Committee considered its recommendations in making its decisions. Among the recommendations the Committee chose to implement during 2002 was a broadening of the number of executive officers to whom incentive stock options are awarded. In 2002, the Committee granted incentive stock options to six executive officers of the Company and/or Union Bank (including Mr. Gibbons and Ms. Borck), compared to three grantees in 2001.

In January, 2002, President and CEO Kenneth Gibbons met with the Board of Directors of Union Bank for his annual review and the Compensation Committee presented its recommendations to the full Board. At that time Mr. Gibbons' salary was increased from an annual rate of $162,650 to $167,648, representing an increase of approximately 3.1%. Additionally, in July Mr. Gibbons was awarded a discretionary cash bonus of 1% of the net income earned by Union Bank in the first six months of 2002 ($17,844). Consistent with the practice on Union Bank's Board in prior years, this discretionary 1% bonus was paid only to Mr. Gibbons in light of his unique role as President and CEO of the Company and Union Bank. Mr. Gibbons also participates in the Union Bank-wide discretionary cash bonus program in which all employees receive a percentage of their base salary as determined by Union Bank's Board of Directors. For 2002 this amounted to 3% paid in November to employees of Union Bank, including Mr. Gibbons and other senior executives. The Committee also awarded Mr. Gibbons an option under the Company's Incentive Stock Option Plan to purchase 2,000 shares of Company common stock at $23.50 a share, which was the per share market price of the Company's common stock on the date of the award. The award represented approximately 62.5% of the total 3,200 shares optioned under the Plan in 2002 to six executive officers of the Company and/or Union Bank.

In determining Mr. Gibbons' 2002 salary level, the Board of Directors of Union Bank and the Committee considered the Bank's financial performance for 2001. Return on average equity of 15.8%, return on average assets of 1.79% (second highest in Vermont and 91st percentile in national peer group), and an efficiency ratio of 55.0% were attained. The ratios were considered favorable levels considering the state of the economy and consistent with prior years. In evaluating Mr. Gibbons' overall compensation, the Committee and Union Bank Board also considered the fees he received for serving as director of the Company ($6,184.) and as director of Citizens ($11,755), as well as the use of a bank-owned automobile.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for other executive officers, including Mr. Rowe, in a manner designed to reflect the executive's individual performance and contributions to the overall profitability of the Company. The Committee intends to continue that general approach. The Committee also intends to provide incentive for executives to contribute to achieving both the Company's short-term and long-term objectives, by structuring executive compensation to include an appropriate combination of short-term cash incentives and long-term stock-based (incentive stock option) compensation.

Submitted by

Union Bankshares, Inc. Compensation Committee
            William T. Costa, Jr.
            Robert P. Rollins
            Richard C. Sargent (Chair)

Pursuant to the rules and regulations of the Securities and Exchange Commission, neither the foregoing Audit Committee Report nor the Compensation Committee Report shall be deemed to be filed with the Commission for purposes of the Securities Exchange Act of 1934, nor shall either such Report be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

                           STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return (stock price appreciation plus reinvested dividends) on Union Bankshares, Inc.'s Common Stock since July 13, 2000, the date upon which the Company's common stock became listed on the American Stock Exchange (AMEX), with (i) the cumulative total return on the stock included in the NASDAQ Composite Index and (ii) the cumulative return on the stocks included in the SNL Financial
(SNL) $250M-$500M Bank Asset-Size Index for the same time period. Earlier information is not presented, as there was not an organized trading market for the Company's common stock prior to July 13, 2000. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid (quarterly) during the applicable years.


                                             Period Ending
                              --------------------------------------------
Index                         07/13/00    12/31/00    12/31/01    12/31/02
-----                         --------    --------    --------    --------

Union Bankshares, Inc.         100.00      112.98     161.40       180.52
NASDAQ-Total US*               100.00       58.56      46.45        32.11
SNL $250M-$500M Bank Index     100.00      104.43     148.37       191.32

--------------------
<F1>  Source: CRSP, Center for Research in Security Prices, Graduate School
      of Business, The University of Chicago 2003. Used with permission. All rights reserved. crsp.com.

Graph provided by SNL Financial LC.

                             EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.


                          Position(s) with the Company and Subsidiaries
Name and Age               and Occupation for the Past Five Years
------------              ---------------------------------------------

Kenneth D. Gibbons, 56    President, Chief Executive Officer and Director,
                          Union Bankshares, Inc. and Union Bank
                          Morrisville, VT
                          Interim President and Director, Citizens Savings Bank and
                          Trust Company (effective February 15, 2003)
                          St. Johnsbury, VT

Cynthia D. Borck, 52      Vice President and Director, Union Bankshares, Inc. and
                          Executive Vice President and Director, Union Bank
                          Morrisville, VT
                          Director, Citizens Savings Bank and Trust Company
                          St. Johnsbury, VT

Marsha A. Mongeon, 47     Treasurer and Chief Financial Officer, Union
                          Bankshares, Inc. and Senior Vice President and Treasurer,
                          Union Bank
                          Morrisville, VT
                          Assistant Treasurer, Citizens Savings Bank and Trust Company
                          St. Johnsbury, VT

Executive Compensation and Benefit Plans

The following table shows annual compensation for services rendered in all capacities to the Company and its subsidiaries during each of the preceding three years, paid to each executive officer of the Company whose total salary and bonus in 2002 exceeded $100,000:

                         Summary Compensation Table


                                                                    Long Term
                                                                   Compensation
Name and                           Annual Compensation        Securities Underlying         All Other
---------------------------------------------------------------------------------------------------------
Principal Position             Year     Salary      Bonus       Options/SARs (1)       Compensation (2)(3)
------------------             ----     ------      -----     ---------------------    ------------------

Kenneth D. Gibbons,            2002    $167,004    $22,923          2,000 shs.               $22,949
President, Chief Executive     2001     162,650     24,374          2,000 shs.                18,706
Officer and Director of the    2000     145,000     32,753              -                     18,431
Company and Union Bank;
Director of Citizens

Jerry S. Rowe (4)              2002    $146,402    $     -              -                    $19,647
Vice President and             2001     138,346      3,462            500 shs.                18,709
Director of the Company;       2000     133,188      6,625              -                     18,524
President, Chief Executive
Officer and Director of
Citizens

--------------------
<F1>  All options shown in the table were granted under the Company's 1998
      Incentive Stock Option Plan and (i) are subject to a one-year holding period from the date of grant before they become exercisable; (ii) expire five years from the date of grant; and (iii) were issued at an exercise price equal to the fair market value of the Company's stock on the date of grant. Grant date fair market value for options shown in the table represents the closing price for the Company's common stock as reported on AMEX.
<F2>  The total for Mr. Gibbons includes Union Bankshares Inc. directors'
      fees (2002-$6,184; 2001-$5,946; and 2000-$5,690); and matching employer contributions under Union Bank's 401(k) plan (2002-5,010; 2001-$5,260; and 2000-$5,241). Mr. Gibbons also received $11,755 from
      Citizens in 2002 and $7,500 from the Company in both 2001 and 2000 for services on Citizens' Board. Mr. Gibbons has the use of a bank-owned automobile, which is not reflected in the table.
<F3>  The total for Mr. Rowe includes Union Bankshares Inc. directors' fees
      (2002-$6,184; 2001-$5,946; and 2000-$5,690); matching employer contributions under Citizens' 401(k) plan (2002-$4,392; 2001-$4,254; and 2000-$4,194); and discretionary profit sharing plan contributions (2002-$9,071; 2001-$8,509; and 2000-$8,640). Mr. Rowe had the use of
      a bank-owned automobile, which is not reflected in the table.
<F4>  Mr. Rowe resigned from all his positions effective February 15, 2003.

Except as described in the next paragraph, neither the Company nor its subsidiaries has any employment or change in control agreement with Mr. Gibbons or any other senior executive.

Prior to his resignation as President, CEO and Director of Citizens and Vice President and Director of the Company, Citizens and Mr. Rowe were parties to a three-year renewable employment agreement dated December 10, 1998, which provided for a minimum annual salary of $125,000, and annual salary reviews and increases at the discretion of the Citizens Board. The agreement also provided certain ancillary benefits, including participation in Citizens' benefit plans and programs and discre-tionary annual bonus payments. In connection with his resignation, Mr. Rowe and Citizens entered into a separation agreement pursuant to which Citizens agreed to make salary continuation payments through 2003, subject to compliance by Mr. Rowe with certain conditions, including specified availability for consultation on matters relating to his management of Citizens' business operations, and noncompetition covenants.

Union Bankshares, Inc. Incentive Stock Option Plan. The Company's 1998 Incentive Stock Option Plan, adopted by the Board and approved by the shareholders, is designed to link senior management compensation more closely to corporate performance and to increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. The plan is administered by the Compensation Committee. Eligibility for awards is limited to those senior officers and other key employees who are in a position to contribute significantly to the Company's profitability and who are designated by the Board of Directors, upon recommendation of the Compensation Committee.

Awards under the plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a fixed period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionholder may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

Options granted under the plan contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionholder will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan is 50,000, subject to standard adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. To date, options for the purchase of 11,200 shares have been granted under the plan.

The following table shows information about incentive stock options granted under the plan during 2002 to the executive officers named in the summary compensation table:

                    Option/SAR Grants in Last Fiscal Year


                                                                                      Potential Realizable
                                                                                        Value at Assumed
                        Number of      % of Total                                       Annual Rates of
                       Securities     Options/SARs                                         Stock Price
                       Underlying      Granted to       Per Share                       Appreciation for
                      Options/SARs    Employees in     Exercise or      Expiration      Option Term (3)
Name                   Granted (#)     Fiscal Year    Base Price (1)    Date (2)         5%         10%
----                  ------------    ------------    --------------    ----------    --------------------


Kenneth D. Gibbons        2,000           62.5%           $23.50         12/08/07     $12,980    $28,700

--------------------
<F1>  Represents the closing price of the Company's common stock on the date of grant (December 9, 2002) as reported on AMEX.
<F2>  All options listed in the table (i) were granted on December 9, 2002;
      (ii) are subject to a one year vesting period before they become exercisable; and (iii) are subject to early termination following the optionholder's termination of employment during the option period.
<F3>  Represents the hypothetical value that may be realized by the optionholder (hypothetical market price less the exercise price) assuming (i) a beginning per share market value of $23.50 for the Company's common stock, (ii) the market price increases annually at the stated rates and (iii) the option is held to its full term (5 years) before exercise.

In assessing the grant date values in the above table, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

The following table shows certain information about the exercise of incentive stock options in 2002 and the year-end values of outstanding options held by the executive officers named in the summary compensation table.

            Aggregated Option/SAR Exercises in Last Fiscal Year,
                        and FY-End Option/SAR Values


                                                             Number of         Value of Unexercised
                       Number of                              Unexercised          In-the-Money
                         Shares                             Options/SARs at        Options/SARs
                       Underlying                             FY-End (2)            at FY-End
                      Options/SARs                           Exercisable/          Exercisable/
Name                   Exercised      Value Realized (1)     Unexercisable      Unexercisable (2)
----                  ------------    ------------------    ---------------    --------------------

Kenneth D. Gibbons        2,000             $9,500            6,000/2,000         $25,940/$2,480
Jerry S. Rowe               N/A                N/A                  500/0         $ 2,870/ N/A

--------------------
<F1>  Represents the difference between the aggregate option exercise price
      (at $18.00 per share) and the closing price of the Company's common stock on the date of exercise as reported on AMEX ($22.75 per share).
<F2>  Year-end values for the in-the-money options are based on the closing price of the Company's common stock on December 31, 2002 as reported on AMEX ($24.74 per share), less the applicable option exercise price. All of the stock options were in-the-money as of December 31, 2002.

Union Bankshares, Inc. Deferred Compensation Plan. The Company has in effect a nonqualified deferred compensation plan for directors and executive officers under which participants are able to defer receipt of directors fees, salary or bonus. Participation in the plan is limited to current participants, which include two of the Company's outside directors and three of its executive officers, including Mr. Gibbons. Deferred compensation benefits are calculated based on the amount deferred, earnings on deferrals and the length of the deferral period. Payments are generally made in 15 annual installments beginning after age 55, on a date specified by the participant. Payment in a lump sum is possible in some circumstances. Amounts deferred and benefit accruals under the plan represent a general unsecured obligation of the Company, and no assets of the Company have been segregated to meet its obligations under the plan. However, the Company has purchased life insurance to fund substantially all of the benefit payments under the plan.

The Board of Directors is reviewing the design, benefit structure and funding mechanism for this plan, and may modify the terms of the plan as a result of such review.

Other Employee Benefit Plans of Union Bankshares, Inc. Except as described in this proxy statement, neither the Company, Union Bank nor Citizens maintains any special employee benefit plans or arrangements for their senior management. However, such individuals do participate in the Company's medical, dental, life, accidental death, disability, and salary continuation insurance plans, all of which are available to Union Bank's and Citizens' officers and employees generally.

Union Bank Defined Benefit Pension Plan. Union Bank maintains a non-contributory defined benefit pension plan. That Plan is administered by the Union Bank Board Retirement Committee, which in 2002 consisted of Union Bank directors Messrs. Steel and Smith and Union Bank Vice President Craig Wiltshire, who are also designated as plan trustees. The Company's independent actuary consults with the Retirement Committee members on matters of plan administration and funding. All employees of Union Bank join the plan upon completing at least 1,000 hours of service in a consecutive twelve-month period. An employee generally becomes 100% vested in the pension plan after 7 years. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit.

The following table shows estimated annual pension benefits payable to a Union Bank employee under the pension plan upon retirement at age 65 in 2003 under the most advantageous plan provisions available for various levels of compensation and years of service. Benefit calculations are subject to the limitations under the Internal Revenue Code on the amount of the compensation that may be considered in such calculations ($200,000 for 2003) and on the amount of the annual benefit payable under the plan ($160,000 for 2003). The amounts shown in this table (i) are calculated on the basis of a straight-life annuity and upon certain other assumptions regarding social security benefits and compensation trends, and (ii) assume that the individual retires at age 65 during 2003.


      Assumed Average
       3-year Annual
       Compensation                   Years of Service
                         -----------------------------------------
                            5         10         15          20
------------------------------------------------------------------

          $ 15,000       $ 1,500    $ 3,000    $ 4,500    $  6,000
          $ 25,000       $ 2,500    $ 5,000    $ 7,500    $ 10,000
          $ 35,000       $ 3,500    $ 7,000    $10,500    $ 14,000
          $ 45,000       $ 4,533    $ 9,067    $13,600    $ 18,134
          $ 55,000       $ 5,858    $11,717    $17,575    $ 23,434
          $ 65,000       $ 7,183    $14,367    $21,550    $ 28,734
          $ 75,000       $ 8,508    $17,017    $25,525    $ 34,034
          $ 85,000       $ 9,833    $19,667    $29,500    $ 39,334
          $ 95,000       $11,158    $22,317    $33,475    $ 44,634
          $105,000       $12,483    $24,967    $37,450    $ 49,934
          $125,000       $15,133    $30,267    $45,400    $ 60,534
          $150,000       $18,446    $36,892    $55,338    $ 73,784
          $175,000       $21,758    $43,517    $65,275    $ 87,034
          $200,000       $25,071    $50,142    $75,213    $100,284

We assume above that each sample individual will retire at age 65 during the year 2003, based on the individual's Average 3-year Annual Compensation and Years of Service and the provisions of the Union Bank Pension Plan in effect on January 1, 2003.

Note that the maximum Average Annual Compensation allowed by law to be reflected for a 2003 retirement is $200,000, same as for last year.

As of December 31, 2002, Mr. Gibbons had 19 years of credited service under the Company's Retirement Plan. Mr. Rowe did not participate in this plan.

Union Bank 401(k) and Profit Sharing Plan. Union Bank maintains a contributory, tax-qualified Employee Savings (401(k)) Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to a specified percentage of eligible compensation to a 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During each of the years 2002, 2001 and 2000, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar deferred by a participant, up to 6% of each participant's eligible compensation. Discretionary matching contri-butions made for the account of Mr. Gibbons during the preceding three calendar years are shown in the summary compensation table and footnotes. Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution in light of the existence of a defined benefit pension plan (described above) covering all eligible Union Bank employees.

Union Bank Discretionary Bonus Payments. Union Bank's Board of Directors has ordinarily paid to Mr. Gibbons each year, after the first two quarters of operations, a discretionary cash bonus of approximately 1% of Union Bank's net income for such period. In addition, Union Bank's Board has ordinarily paid a discretionary annual cash bonus to all employees each year (including Mr. Gibbons) equal to a percentage of base compensation. The applicable percentage for 2002 staff bonuses was 3%. These discretionary payments have been a matter of practice and are not embodied in any formal written plan. The Union Bank Board may, in its discretion and at any time, discontinue either or both of these bonus payment practices or modify them in any way, including changing the manner in which the bonus is calculated or time or manner of payment, and changing the persons or categories of persons to whom the bonuses are paid. Discretionary cash bonuses paid to Mr. Gibbons during the preceding three calendar years are shown in the summary compensation table and footnotes.

Citizens Discretionary Bonus Payments. The Citizens Board of Directors has ordinarily paid to Citizens' employees a discretionary annual cash bonus based on achievement of certain pre-established financial goals. These discretionary payments have been a matter of practice and are not embodied in any formal written plan. The Board of Citizens may, in its discretion, and at any time, discontinue its bonus payment practices or modify them in any way, including changing the manner in which the bonus is calculated or the time or manner of payment, or changing the persons or categories of persons to whom the bonuses are paid. Discretionary cash bonuses paid to Mr. Rowe in 2000 and 2001 are shown in the summary compensation table and footnotes. Mr. Rowe did not receive a cash bonus in 2002.

Citizens 401(k) and Profit Sharing Plan. Citizens maintains a tax-qualified Savings and Retirement Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to a specified percentage of eligible compensation to a 401(k) plan account on a tax-deferred basis. The plan provides for matching contributions by Citizens, in the sole discretion of the Citizens Board of Directors. The plan also includes a discretionary profit-sharing component. During each of the years 2002, 2001 and 2000, Citizens made a discretionary 401(k) matching contribution of fifty cents for every dollar deferred by a participant, up to 6% of eligible compensation, and a discretionary profit sharing contribution of 3% of eligible compensation. Discretionary matching contributions and profit sharing contributions made for the account of Mr. Rowe during the preceding three calendar years are shown in the summary compensation table and footnotes.

                            INDEPENDENT AUDITORS

The independent certified public accounting firm of Urbach Kahn & Werlin LLP ("UKW") served as the Company's external auditors for 2002. A representative of UKW will be present at the annual meeting and will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

UKW has a continuing relationship with Urbach Kahn & Werlin Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. Non-audit services for 2002, referred to below under "All Other Fees" were provided to the Company by Advisors. As a result of UKW's arrangement with Advisors, UKW has no full time employees and, therefore, all of the audit services performed for the Company by UKW for 2002 were provided by permanent, full time employees of Advisors leased to UKW. UKW manages and supervises the audit engagement and the audit staff and is exclusively responsible for the report rendered in connection with its audit of the Company's 2002 consolidated financial statements.

Audit Fees

The aggregate fees paid during 2002, or expected to be paid, to UKW during 2003 for professional services performed for the audit of the Company's consolidated annual financial statements for 2002 and for the review of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during 2002, are approximately $54,000.

Financial Information Systems Design and Implementation

There were no fees paid to UKW during 2002 for financial information system design and implementation.

All Other Fees

Fees paid, or expected to be paid, to Advisors for services for 2002 other than audit are approximately $15,360. These relate mainly to tax preparation and consulting as well as services related to the Company's trust operations.

The Audit Committee has considered whether the provision of non-audit related services by Advisors is compatible with maintaining such auditors' independence.

Change in Independent Auditors

Pursuant to the recommendation of the Audit Committee, on February 21, 2001 the Company's Board of Directors approved a change in the Company's external auditors. As of such date the Board engaged UKW to serve as the Company's external auditors for 2001, replacing the Company's former external auditors, A.M. Peisch & Company, LLP. The Company did not have any disagreements with A.M. Peisch & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two fiscal years preceding the Board's decision to change the Company's independent auditors. In addition, A.M. Peisch & Company, LLP had not issued a report during such preceding two fiscal year period containing either a disclaimer or an adverse or qualified opinion, nor had A.M. Peisch & Company, LLP subsequently modified any of its reports as to uncertainty, audit scope or accounting principles. In accordance with the rules of the Securities and Exchange Commission, A.M. Peisch & Company, LLP furnished a letter to the Company, addressed to the Commission, stating that it agreed with the foregoing statements.

                            SHAREHOLDER PROPOSALS

Under the rules and regulations of the Securities and Exchange Commission, the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal or director nominee even if the proposal or nominee has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the

Company of his or her intention to present the proposal or nominee at the meeting. In order to be considered timely for consideration at the 2004 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal or nominee no later than March 1, 2004.

If a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting, the notification deadline is earlier than noted in the preceding paragraph. In order to be included in the Company's proxy material for the 2004 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 16, 2003 and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of the Company, subject to such rules and regulations.

                                OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

                                    PROXY
                           UNION BANKSHARES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                                May 21, 2003

The undersigned hereby appoints Joann Tallman and Marsha Mongeon, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Main Street, Morrisville, Vermont on Wednesday, May 21, 2003, at 3:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT NINE (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW.

                [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

      INSTRUCTION: To withhold authority to vote for any individual nominee while voting in favor of the others, strike a line through the nominee's name in the list below:

Cynthia D. Borck         Franklin G. Hovey, II    Kenneth D. Gibbons
William T. Costa, Jr.    Richard C. Sargent       W. Arlen Smith
Richard C. Marron        Robert P. Rollins        John H. Steel

               (All terms expire at the next annual meeting.)

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

                 (continued, and to be signed on other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE "FOR" ARTICLE 1. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ARTICLE 1.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

----- I/we plan to attend in person.          Dated:---------------, 2003
      (Number of persons attending: -----)
----- I/we do not plan to attend in person.   Please sign exactly as your
                                              name(s) appear(s) on this proxy
                                              card. If shares are held jointly,
                                              both holders should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee, guardian,
                                              or representive capacity, please
                                              give full title as such. If a
                                              corporation, please sign in full
                                              corporate name by president or
                                              other authorized officer. If a
                                              partnership or entity, please
                                              sign in partnership or entity
                                              name by authorized person

                                              -----------------------------
                                              Signature
                                              -----------------------------

                                              Signature if held jointly